PROXY CARD FOR SERIES B CUMULATIVE CONVERTIBLE PREFERRED SHARES

HECLA MINING COMPANY
6500 N. Mineral Drive, Suite 200
Coeur d' Alene, Idaho 83815-9408

Annual Meeting of Shareholders
May 6, 2005

PROXY SOLICITED ON BEHALF OF DAVID S. MILLER AND THOMAS G. MILLER


     The undersigned hereby appoints David S. Miller and Thomas G. Miller, or either of them, proxies or proxy, with full power of substitution, to vote all shares of Hecla Preferred B Stock of Hecla Mining Company (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 6, 2005 at 9:00 a.m., at Elk's Temple BOPE No. 3, 419 Cedar, Wallace, Idaho and any adjournment thereof as directed below with respect to the proposals set forth below, all as more fully described in the Proxy Statement, and in their discretion upon any other matter that may properly come before the meeting of any adjournment thereof.
_____________________________________________________________________________
THE "PREFERREDHOLDERS" RECOMMEND DAVID S. MILLER AND THOMAS G. MILLER
"FOR" THE ELECTION OF DIRECTORS LISTED IN ITEM 1
_____________________________________________________________________________

1. ELECTION OF DIRECTORS: This proxy is specifically for FOR THE NOMINEES David S. Miller the election LISTED Thomas G. Miller of David S. Miller and Thomas G. WITHHOLD AUTHORITY Miller as directors.
FOR THE NOMINEES LISTED FOR ALL EXCEPT (see instructions below)
INSTRUCTION: To withhold authority to vote for any individual nominees, mark :"FOR ALL EXCEPT" and write the nominee name(s)below:

_____________________________________

_____________________________________

Signature___________________________________________Date:_______2005

Signature___________________________________________Date:_______2005

IMPORTANT: Please date and sign exactly as your name or names appear hereon.
When signing as attorney, executor, trustee, guardian, or authorized officer of a corporation or partner of a partnership, please give your title as such.

PROXY FOR SERIES B CUMULATIVE CONVERTIBLE PREFERRED SHARES